Exhibit 99.1
Foghorn Therapeutics Strengthens Financial Leadership with Appointment of Ryan Maynard as Chief Financial Officer

WATERTOWN, Mass. -- (GLOBE NEWSWIRE) – February 23, 2026 -- Foghorn® Therapeutics Inc. (Nasdaq: FHTX), a clinical-stage biotechnology company pioneering a new class of medicines that treat serious diseases by correcting abnormal gene expression, today announced that Ryan Maynard will join the company as Chief Financial Officer (CFO) on February 23, 2026. Mr. Maynard joins Foghorn with over 25 years of executive experience driving financial strategy, capital markets execution, and operational performance across public and private biopharmaceutical companies.

“I am delighted to welcome Ryan to Foghorn as our new CFO as we continue to advance our first-in-class pipeline," said Adrian Gottschalk, President and Chief Executive Officer of Foghorn. “Ryan is a seasoned biotech executive who brings proven financial and operational leadership. His experience scaling organizations will accelerate our mission to deliver novel therapies to patients.”

Prior to joining Foghorn, Mr. Maynard was most recently at Cara Therapeutics, Inc., where he successfully led financial strategy and strategic transactions as the Chief Financial Officer.

Ryan Maynard, Chief Financial Officer of Foghorn, added, “I am excited to join Foghorn at this pivotal time as the Company’s lead program advances in dose escalation in partnership with Lilly, and our selective degrader portfolio nears the clinic. I look forward to partnering with the executive team and Board to provide disciplined financial leadership, drive execution, and support long-term growth and value creation.”

Mr. Maynard has over 25 years of executive experience leading both public and private biopharmaceutical and healthcare technology organizations. He has raised over $1 billion through public and private financings, played a key role in the Food and Drug Administration (FDA) approval and commercial launch planning of TAVALISSE®, and built strong relationships with healthcare-focused investors. Most recently at Cara Therapeutics, Inc., he successfully executed a reverse merger with Tvardi Therapeutics, raised $37.5 million through a non-dilutive royalty deal, and provided executive leadership on commercial manufacturing and launch planning for KORSUVA®. Mr. Maynard was previously the CFO at Rigel Pharmaceuticals, LetsGetChecked Inc., and Blade Therapeutics. He holds a BS in Commerce with a focus in accounting from Santa Clara University. Mr. Maynard currently serves on the board of Iovance Biotherapeutics, Inc., a commercial biotechnology company.

About Foghorn Therapeutics
Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying, and validating potential drug targets within the chromatin regulatory system. The Company is developing multiple product candidates in oncology. Visit our website at www.foghorntx.com for more information on the Company, and follow us on X and LinkedIn.

Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the Company’s ongoing Phase 1 trial of FHD-909 in SMARCA4-mutated cancers, pre-clinical product candidates, expected timing of clinical data, expected cash runway, expected timing of regulatory filings, and research efforts and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks relating to our clinical trials and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Contact:
Karin Hellsvik, Foghorn Therapeutics Inc.
khellsvik@foghorntx.com